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EXHIBIT 21

                   SUBSIDIARIES OF GEOTEK COMMUNICATIONS, INC.

Geotek Communications, Inc.                PowerSpectrum, Inc.
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Cumulous Holding Corp., Inc.               PowerSpectrum of D.C., Inc.
(Holds all interest in Cumulous            PowerSpectrum of Seattle, Inc.
Communications)                            PowerSpectrum of Miami, Inc.
Geotek Acquisition Corp. (Shell Company)   PowerSpectrum of Indianapolis, Inc.
Geotek Beteiligungs GmbH i.G. (a           PowerSpectrum of Atlanta, Inc.
wholly owned subsidiary of Geotek          PowerSpectrum of Jacksonville, Inc.
Communications GmbH)                       PowerSpectrum of Kansas City, Inc.
Geotek Communications GmbH i.G.            PowerSpectrum of Philadelphia, Inc.
(Geotek Beteiligungs & Geotek Comm.        PowerSpectrum of New Orleans, Inc.
are holding companies for interest in      PowerSpectrum of Phoenix, Inc.
Preussag and DBF Bundelfunk)               PowerSpectrum of Minneapolis, Inc.
DBF Bundelfunk GmbH                        PowerSpectrum of Denver, Inc.
Metro Net Systems, Inc. (Operations of     PowerSpectrum of Memphis, Inc.
SMR Systems in NY Metro area)              PowerSpectrum of Tampa, Inc.
National Band Three Limited (UK SMR        PowerSpectrum of Rochester, Inc.
Provider)                                  PowerSpectrum of Buffalo, Inc.
Geotek USA, Inc. (Holds all interest in    PowerSpectrum of Nashville, Inc.
the license holding subsidiaries)          PowerSpectrum of Orlando, Inc.
USI Venture Corp. (Shell Company)          PowerSpectrum of Boston, Inc.
Geotek Asia, Inc.                          PowerSpectrum of Hartford, Inc.
ANSA Communications                        PowerSpectrum of Dallas, Inc.
CLW Communications, Inc.                   PowerSpectrum of New York City, Inc.
GMSI, Inc.                                 PowerSpectrum of Chicago, Inc.
MIS Holdings Acquisition Corp.             PowerSpectrum of Greensboro
Mobile Information Systems Ltd.            PowerSpectrum of San Francisco
Mobile Message Service of Texas, Inc.      PowerSpectrum of Salt Lake City
Oak Hill Communications, Inc.              PowerSpectrum of Cincinnati
MacDermott Communications                  PowerSpectrum of Charlotte
Geotek Technologies Israel Ltd.            Geotek GmbH Holdings Corporation
Geotek License Holdings, Inc.              PowerSpectrum Microwave
Geotek Financing Corporation               (All PowerSpectrum of (city) hold FCC
Geotek of America, Inc.                    Licenses)
Gelico, Inc.
Gelico of Chicago, Inc.
Geotek of Atlanta, Inc.
Geotek of Boston, Inc.
Geotek of Chicago, Inc.
Geotek of Washington D.C., Inc.
Geotek of Dallas, Inc.
Geotek of Houston, Inc.
Geopower, Inc.
MacDermott Communications Inc.
Bogen Acquisition Corp.
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                                                           EXHIBIT 21, continued


Geotek Communications, Inc.
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Geotek of Miami, Inc.
Geotek of New York, Inc.
Geotek of Orlando, Inc.
Geotek of Philadelphia, Inc.
Geotek of Tampa, Inc.
Geotek Technologies, Inc.
Geotek International Networks, Inc.
Geotek U.S. Networks, Inc.
Geotek Services, Inc.
Geotek Data, Inc.
Geotek Holdings, Inc.
Geotek Subsidiary Industries, Inc.